UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2007 (June 20, 2007)

M & F Worldwide Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13780	02-0423416

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-8600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2007, M & F Worldwide Corp. (the "Company") and MacAndrews & Forbes Inc. ("MacAndrews") entered into a Second Amended and Restated Management Services Agreement (the "Second Amended and Restated Management Services Agreement"). MacAndrews is wholly-owned by MacAndrews & Forbes Holdings Inc. (the sole stockholder of which is Ronald O. Perelman, a member of the Company's Board of Directors), which, together with Mr. Perelman, beneficially owns approximately 38.4% of the Company's outstanding common stock.

The Second Amended and Restated Management Services Agreement was entered into in light of, among other things, the increased scope of the management services provided by MacAndrews to the Company and the increased size of the Company. In addition, on June 20, 2007, the Company paid to MacAndrews a transaction bonus of $10.0 million in recognition of the services that MacAndrews provided to the Company in connection with sourcing, analyzing, negotiating and executing the acquisition of John H. Harland Company.

Pursuant to the Second Amended and Restated Management Services Agreement, MacAndrews will provide the services of certain of its executives and senior staff to the Company to manage the businesses of the Company and provide advisory, transactional, corporate finance, legal, risk management, tax and accounting services, and the Company will pay to MacAndrews a fee of $2.5 million per calendar quarter, beginning as of May 1, 2007. The Second Amended and Restated Management Services Agreement will terminate on December 31, 2008, subject to automatic one-year renewal periods unless either party gives the other party written notice at least 90 days prior to the end of the initial term or a renewal period. The Second Amended and Restated Management Services Agreement will also terminate in the event that MacAndrews or its affiliates no longer in the aggregate retain beneficial ownership of 10% or more of the outstanding common stock of the Company. The Second Amended and Restated Management Services Agreement also contains customary indemnities covering MacAndrews and its affiliates and personnel.

The Second Amended and Restated Management Services Agreement and the $10.0 million transaction bonus were each approved by the Company's Board of Directors, following approval by the Compensation Committee of the Board after receiving advice of independent compensation consultants.

The foregoing description of the Second Amended and Restated Management Services Agreement does not purport to be complete, and is qualified in its entirety by reference to the Second Amended and Restated Management Services Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits
10.1	Second Amended and Restated Management Services Agreement, by and between MacAndrews & Forbes Inc. and M & F Worldwide Corp., dated June 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.

Date: June 25, 2007	By:	/s/ Barry F. Schwartz
	Name:	Barry F. Schwartz, Esq.
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Second Amended and Restated Management Services Agreement, by and between MacAndrews & Forbes Inc. and M & F Worldwide Corp., dated June 20, 2007

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